Item 77C

BT INSTITUTIONAL FUNDS

Registrant incorporates by reference Registrant's Proxy Statement dated June 2002, filed on June 13, 2002 on behalf of International Equity Fund Institutional Class I and Class II (Accession No. 0000950130-02-004340).

Registrant also incorporates by reference Registrant's Annual Report as of October 31, 2002 filed on December 30, 2002 on behalf of International Equity Fund (Accession No. 0000088053-02-001345).